Exhibit 10.35

AMENDMENT NO. 4

National Geographic Partners, LLC (“NGS”) 1145 Seventeenth Street, NW Washington, DC 20036 USA	Lindblad Expeditions, LLC (“Lindblad”) 96 Morton Street New York, NY 10014 USA

This the FOURTH amendment (“Amendment 4”), dated as of December 29, 2017, to that Alliance and License Agreement effective as of December 12, 2011, as amended on November 20, 2014 (“Amendment 1”) and March 9, 2015 (“Amendment 2”) and December 5, 2016 (“Amendment 3”), between NGS and Lindblad (collectively, the “Agreement”).

NGS and Lindblad (desire to modify the Agreement as follows:

1.	The first paragraph of Subsection 5(a) shall be deleted in its entirety and replaced with the following.

2.	NGS hereby grants to Lindblad a non-exclusive license to use the Licensed Property for the advertising and promotion of Lindblad Trips (A) during the Term in Australia, New Zealand and the United States, its territories and possessions, and (B) commencing with Lindblad Trip and NGE/Lindblad Trip departures booked on or after December 5, 2016 through and including December 31, 2018 (the “Europe/Asia Term”), in Europe and Asia. Europe, Asia, Australia, New Zealand and the United States, its territories and possessions shall be collectively referred to as the “Territory”; provided, however, that Europe and Asia shall be removed from such definition upon expiration of the Europe/Asia Term, if not extended in writing, by mutual agreement of the Parties. In the event Lindblad wishes to use the Licensed Property in advertising and promotion directed at a specific region outside the Territory, NGS and Lindblad may mutually agree in writing in advance. In addition, NGS hereby grants to Lindblad a non-exclusive license to use the Licensed Property in association with the Lindblad Expeditions name, trademarks, service marks and logos in connection with promotional and public relations communications in the Territory relating to Lindblad Trips departing during the Term to destinations worldwide, subject to the terms, limitations and conditions of this Agreement. Notwithstanding the foregoing, Lindblad shall make no use of the Licensed Property:

3.	All other terms and conditions of the Agreement shall continue in full force and effect, including, without limitation, all representations, warranties and indemnities.

4.	Each capitalized term used but not defined in this Amendment shall have the meaning ascribed to it in the pertinent Agreement

NATIONAL GEOGRAPHIC PARTNERS, LLC		LINDBLAD EXPEDITIONS, LLC

By:	/s/ Jeffrey Schneider	By:	/s/ Philip Auerbach
Name:	Jeffrey Schneider	Name:	Philip Auerbach
Date:	1/9/2018	Date:	12/29/17